EXHIBIT 10.1
                                                                    ------------

                           [COMVERSE TECHNOLOGY LOGO]


                                  May 22, 2007

Oliver Press Partners, LLC
152 West 57th Street, 46th Floor
New York, NY 10019

Ladies and Gentlemen:

This letter confirms the understanding and agreement between Comverse Technology, Inc., a New York corporation (the "Company"), on the one hand, and Oliver Press Partners, LLC, Oliver Press Investors, LLC, Augustus K. Oliver and Clifford Press (hereinafter collectively referred to as the "OPP Group"), on the other hand, as follows:

      1. A. The Company confirms that, by action of its Board of Directors (the "Board") contemporaneously with the execution and delivery of this letter agreement, Mr. Augustus K. Oliver is being elected to the Board to fill a vacancy thereon, to serve until his successor shall have been duly elected and qualified. It is also understood that the Board is intending simultaneously to elect to the Board another Director who holds or controls a significant ownership interest in the Company. In the event such other Director is not simultaneously elected, the Company agrees that the Board will, as expeditiously as possible, seek another candidate for election to the Board who holds or controls a significant ownership interest in the Company (Mr. Oliver and such other Director hereinafter collectively referred to as the "Shareholder Directors").

            B. The Company confirms its intention to appoint Mr. Oliver to appropriate committees of the Board.

      2. Each member of the OPP Group agrees that, prior to the next election of directors at an annual meeting of shareholders of the Company, he or it will not, and will cause his or its affiliates not to, solicit for, make, effect, initiate, cause or, in any way participate in, directly or indirectly, any demand for the calling of a special meeting of shareholders of the Company pursuant to Section 603 of the New York Business Corporation Law.

      3. In view of the fact that Mr. Oliver is being elected to the Board to provide shareholder representation, Mr. Oliver agrees that, if the OPP Group ceases to own, in the aggregate, at least 50% of the number of shares of the Company's common stock that it owns on the date hereof, Mr. Oliver will resign from the Board with a view toward having the Board fill the vacancy created with an individual affiliated with more significant shareholdings.

      4. Each member of the OPP Group hereby acknowledges that he or it is aware that the United States securities laws prohibit any person who has material, non public information with respect to the Company from transacting in the securities of the Company or from





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Oliver Press Partners, LLC
May 22, 2007
Page 2 of 3


            communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to transact in such securities. Each member of the OPP Group agrees to comply with such laws and recognizes that the Company would be damaged by its non-compliance. In addition, Mr. Oliver agrees that, for so long as he is a member of the Board, he shall comply with the Company's Insider Trading Policy, a copy of which is available on the Company's website (cmvt.com), it being understood that such policy may restrict Mr. Oliver's communications with other members of the OPP Group concerning material, non-public information with respect to the Company.

      5. The Company will issue a press release announcing Mr. Oliver's appointment to the Board and the cessation of the OPP Group's efforts to call a special meeting of shareholders in substantially the form of Exhibit A hereto. Each of the parties hereto agrees that he or it shall not issue a separate press release relating thereto, it being understood that the Company may disclose such matters in a Current Report on Form 8-K or in other filings with the Securities and Exchange Commission.

      6. This letter agreement contains the entire agreement among the parties concerning the subject matter of this letter agreement and supersedes all prior agreements and understandings with respect to such subject matter.

      7. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing is acceptable, kindly sign and return a duplicate copy of this letter agreement to the undersigned.

                                        Very truly yours,

                                        COMVERSE TECHNOLOGY, INC.


                                        By:  /s/  Mark C. Terrell
                                            ------------------------------------
                                            Name:   Mark C. Terrell
                                            Title:  Chairman of the Board

AGREED TO BY:

OLIVER PRESS PARTNERS, LLC


By:  /s/  Augustus K. Oliver
    ------------------------------------
    Name:   Augustus K. Oliver
    Title:  Managing Member



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Oliver Press Partners, LLC
May 22, 2007
Page 3 of 3





OLIVER PRESS INVESTORS, LLC


By:  /s/  Clifford Press
    ------------------------------------
    Name:   Clifford Press
    Title:  Managing Member


By:  /s/   Augustus K. Oliver
    ------------------------------------
    Name:   Augustus K. Oliver
    Title:



By:  /s/   Clifford Press
    ------------------------------------
    Name:   Clifford Press
    Title: